Exhibit 10.3

ASSIGNMENT

by and between

KUDOS PHARMACEUTICALS LIMITED

and

NOVACEA, INC.

DATE:         19 April 2007

TABLE OF CONTENTS

1	Definitions	1

2	Assignment	2

3	Payment Terms	2

4	Transfer Obligations	3

5	Material Agreements	3

6	Further Action	2

7	Limitations	3

8	Indemnity	4

9	Counterparts	5

Schedule 1 - Assigned Patents

Schedule 2 - Assigned Know-How

Schedule 3 - Material Agreements

Schedule 4 - Ongoing Studies

ASSIGNMENT

This Assignment of patent rights and other intellectual property (this “Assignment”) is made as of the 19th day of April, 2007 by and between

(1)	KuDOS PHARMACEUTICALS LIMITED, a company incorporated in England under no. 03479984 whose registered office is at 15 Stanhope Gate, London, W1K 1LN (“KuDOS”); and

(2)	NOVACEA, INC., a company incorporated in Delaware having its principal place of business at 601 Gateway Boulevard, Suite 801, South San Francisco, CA 94080 (“Novacea”).

Recitals

(A)	WHEREAS, KuDOS is the owner of the rights, title and interest in the Assigned Patents and the Assigned Know-How.

(B)	WHEREAS, Novacea wishes to acquire the entire rights, title and interest in and to the Assigned Patents and Assigned Know-How, respectively.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Assignment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1	Definitions

Unless otherwise specifically provided in this Assignment, the following terms shall have the following meanings:

1.1	“Assigned Know-How” means the intellectual property and materials arising from the Sub-Licence Agreement, as described in Schedule 2 attached hereto.

1.2	“Assigned Patents” means: (i) those patents and patent applications set out in Schedule 1 attached hereto; and (ii) all patents issuing from such patent applications, divisionals, continuations, continuations-in-part, reissues, re-examinations, renewals, extensions, utility models, additions and supplementary protection certificates to any such patents or patent applications;

1.3	“Effective Date” has the meaning set out in clause 9;

1.4	“Material Agreements” means those agreements listed in Schedule 3 attached hereto;

1.5	“Sub-Licence Agreement” means the sub-licence agreement dated 3 December 2003 between Novacea and KuDOS relating to the product defined therein as “AQ4N.”

2	Assignment

In consideration of the payment by Novacea to KuDOS of the amounts set out in clause 3, KuDOS hereby irrevocably assigns, sells and transfers to Novacea:

2.1	all of KuDOS’s right, title and interest in and to the Assigned Patents;

2.2	all of KuDOS’s right, title and interest in and to the Assigned Know-How; and

2.3	any and all causes of action, claims, demands or other rights, occasioned from or because of any and all past and future infringement of any of: the Assigned Patents or Assigned Know-How; including all associated rights to recover damages, profits and injunctive relief for infringement of any of the foregoing.

3	Payment Terms

In consideration of the assignment by KuDOS of the rights referred to in clause 2, Novacea shall pay to KuDOS:

five million US Dollars (USD 5,000,000) within [*] days following the end of the first calendar year in which [*], as defined in the Sublicense Agreement, [*] exceeds [*] US Dollars (USD [*]).

4	Further Action

KuDOS covenants and agrees, at the reasonable request of Novacea and at no additional expense to KuDOS to execute and deliver any further documents and to take any further actions reasonably necessary to enable Novacea to become the registered owner of the Assigned Patents and to secure the benefits of the rights hereby assigned.

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5	Material Agreements and Transfer Obligations

5.1	Ongoing Studies: KuDOS shall conduct and use reasonable endeavours to complete, for the benefit of Novacea, and subject to reasonable input by Novacea, the ongoing studies listed in Schedule 4 (the “Ongoing Studies”). KuDOS will also use reasonable endeavours to deliver to Novacea, the activities and deliverables listed in Schedule 4.

5.2	Transfer of Know-How: KuDOS will, for the benefit of Novacea, use reasonable endeavours to deliver to Novacea the Assigned Know-How within 90 days of the signing of this Assignment.

5.3	Material Agreements: Novacea has elected to either (i) take an assignment to, or (ii) have terminated, the Material Agreements. KuDOS shall use reasonable endeavours to conduct and complete those actions indicated in Schedule 3 for the benefit of Novacea, in a timely fashion. Notwithstanding the above, with respect to all Material Agreements, KuDOS will use reasonable endeavours to complete those actions listed in Schedule 3 within 90 days of the signing of this Assignment.

6	Limitations

Nothing herein shall be construed as: (a) a warranty, representation or covenant by KuDOS as to the validity, enforceability or priority of invention of the Assigned Patents, or that the Assigned Patents or Assigned Know-How will be free from infringement of patents or violation of other rights of third parties, (b) conferring on either party a right to use in advertising, publicity or the like any name, trademark or trade name of the other party, (c) an obligation on KuDOS to bring, participate in, prosecute or settle any actions or suits against third parties for infringement of any of the Assigned Patents or Assigned Know-How.

7.	Indemnity

7.1

KuDOS shall indemnify Novacea against any loss, damages, costs or expenses which are awarded against or incurred by Novacea as a result of (i) any claim or threatened claim which arises directly or indirectly from negligence or intentional misconduct relating to the conducting or completion of Ongoing Studies subsequent to the applicable Effective

Date in respect of each such matter; and (ii) any material delay in the completion or delivery of items listed in clause 5 (Material Agreements and Transfer Obligations) and Schedules 1-4, except to the extent that any such claim results from the negligence or intentional misconduct of Novacea.

7.2	Novacea shall indemnify KuDOS against any loss, damages, costs or expenses which are awarded against or incurred by KuDOS as a result of any claim or threatened claim which arises directly or indirectly from the development, manufacture, importing, use, storage, marketing, sale or disposal of the Licensed Products (as defined in the Sub-Licence Agreement) or otherwise in relation to the Assigned Patents or Assigned Know-How which are the subject of this Assignment, subsequent to the applicable Effective Date in respect of each such matter, as specified in clause 9, except to the extent that any such claim results from the negligence or intentional misconduct of KuDOS.

8.	Representations and Warranties

KuDOS represents and warrants that, to the best of its knowledge and belief, the Assigned Patents and Assigned Know-How includes, without limitation, all inventions, discoveries, contracts, reports, agreements, invention disclosures and filings, patent rights, patent applications, trade secrets and know-how, including without limitation, laboratory scientific information, procedures and techniques, methods, processes, synthetic methodologies, pre-clinical and clinical testing data owned, developed, or licensed by KuDOS relating to AQ4N.

9.	Effective Date

The Effective Date for the purposes of this Assignment shall be:

9.1	in respect of the Assigned Patents, the date of this Assignment;

9.2	in respect of Assigned Know-How, the date of this Assignment, or, if the transfer of such Assigned Know-How occurs after the date of this Assignment, the date of receipt by Novacea of such Assigned Know-How;

9.3	in respect of each Material Agreement upon completion of the relevant assignment or termination of each such Material Agreement, pursuant to clause 5.3;

9.4	in respect of each of the Ongoing Studies, upon completion of each such Ongoing Study, pursuant to clause 5.1.

10.	Counterparts

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.

11.	Governing Law and Jurisdiction

The	interpretation and construction of this Assignment shall be governed by the laws of England, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Assignment to the substantive law of another jurisdiction. The parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of England for any action, suit or proceeding arising out of or relating to this Assignment, and agree not to commence any action, suit or proceeding related thereto except in such courts.

THIS ASSIGNMENT IS EXECUTED by the authorised representatives of the parties as of the date first written above.

KUDOS PHARMACEUTICALS LIMITED

Signature:	/s/ Anne Brindley

Name:	Anne Brindley

Title:	Global Product Director

Date:	19th April 2007

NOVACEA, INC.

Signature:	/s/ John P. Walker

Name:	John P. Walker

Title:	Chairman-Interim CEO

Date:

Schedule 1—Assigned Patents

[*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2—Assigned Know-How

[*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 3—Material Agreements

[*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 4—Ongoing Studies

Ongoing Studies

[*]

[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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